          As filed with the Securities and Exchange Commission on April 27, 1999
                                                    Registration No. 333-______


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             HAMBRECHT & QUIST GROUP

             (Exact name of Registrant as specified in its charter)

        DELAWARE                                     94-3246636
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                                 One Bush Street
                         San Francisco, California 94104

          (Address of principal executive offices, including zip code)

                                 (415) 439-3000

              (Registrant's telephone number, including area code)

                                1996 EQUITY PLAN

                            (Full title of the Plan)

                              STEVEN N. MACHTINGER
                          General Counsel and Secretary
                             Hambrecht & Quist Group
                                 One Bush Street
                         San Francisco, California 94104
                                 (415) 439-3000

            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES       AMOUNT TO BE         OFFERING PRICE          AGGREGATE              AMOUNT OF
  TO BE REGISTERED        REGISTERED (1)         PER SHARE           OFFERING PRICE        REGISTRATION FEE


Common Stock, $.01       3,250,000                 $32.50            $105,625,000(2)        $29,363.75
par value


(1) Represents additional shares issuable pursuant to Registrant's 1996 Equity Plan (the "Plan") following (i) automatic annual increase of 750,000 shares issuable under the Plan pursuant to Section 3.2 of the Plan and (ii) stockholder approval of an amendment to the Plan increasing the number of shares issuable under Plan by 2,500,000 shares obtained at the Registrant's Annual Meeting held on February 24, 1999.

(2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 3,250,000 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Registrant's Common Stock as reported on the New York Stock Exchange on April 20, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Pursuant to General Instruction E to Form S-8, except as set forth herein, the contents of the Registration Statement filed by the Registrant under Registration Number 333-56957 are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of April 14, 1999, Steven N. Machtinger, General Counsel and Secretary of the Registant, beneficially owned 136,431 shares of the Registrant's Common Stock and held options to purchase 62,225 shares of the Registrant's Common Stock.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER                            DOCUMENT

 5.01    Opinion of Counsel, as to the legality of securities being registered

 23.01   Consent of Independent Public Accountants

 24.01   Power of Attorney (see page 4)

 99.01   Registrant's 1996 Equity Plan, as amended


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on April 27, 1999.


                                 HAMBRECHT & QUIST GROUP
                                 a Delaware corporation


                                 By: /s/ Daniel H. Case III
                                       --------------------------
                                        Daniel H. Case III
                                        Chairman and Chief Executive Officer


                                 By:  /s/ Patrick J. Allen
                                        --------------------------
                                        Patrick J. Allen
                                        Chief Financial Officer

                                POWER OF ATTORNEY


     Each person whose signature  appears below  constitutes and appoints Daniel
H. Case III, Patrick J. Allen and Steven N. Machtinger, or any of them (with full power to each of them to act alone), his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file them and any other related documents, with the Securities and Exchange Commission. Each person further ratifies and confirms all that each of the attorneys-in-fact, or his substitute or substitutes, may do or cause to be done with regard to this Registration Statement on Form S-8.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

   SIGNATURE                       TITLE                              DATE


/s/ Daniel H. Case III    Chairman of the Board and Chief       April 27, 1999
-----------------------   Executive Officer (Principal
Daniel H. Case III        Executive Officer)


/s/ William R. Timken     Vice Chairman of the                  April 27, 1999
-----------------------   Board of Directors
William R. Timken


/s/ Patrick J. Allen      Chief Financial Officer (Principal    April 27, 1999
-----------------------   Accounting and Financial Officer)
Patrick J. Allen


-----------------------   Director                              _________, 1999
David A. Coulter


/s/ Howard B. Hillman     Director                              April 27, 1999
-----------------------
Howard B. Hillman


/s/ William E. Mayer      Director                              April 27, 1999
-----------------------
William E. Mayer


/s/ William J. Perry      Director                              April 27, 1999
-----------------------
William J. Perry


/s/ Edmund H. Shea, Jr.   Director                              April 27, 1999
-----------------------
Edmund H. Shea, Jr.

                                INDEX TO EXHIBITS

EXHIBIT
 NUMBER                          DOCUMENT

5.01      Opinion of Counsel, as to the legality of securities being registered

23.01     Consent of Independent Public Accountants

24.01     Power of Attorney (see page 4)

99.01     Registrant's 1996 Equity Plan, as amended